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                                                                    EXHIBIT 10.1

                                                                  EXECUTION COPY

                      SECOND AMENDMENT TO RIGHTS AGREEMENT

                  This Second Amendment, dated as of April 7, 2005 (this "Amendment"), to the Rights Agreement, dated as of July 3, 1992, as amended and restated as of September 24, 1997 and further amended as of May 22, 1998 (the "Rights Agreement"), is made between ShopKo Stores, Inc., a Wisconsin corporation (the "Company"), and Wells Fargo Bank, N.A., as successor to Norwest Bank Minnesota, National Association, a national banking association (the "Rights Agent"). Capitalized terms not otherwise defined herein have the meaning given to such terms in the Rights Agreement.

                  WHEREAS, the Company, Badger Retail Holding, Inc., a Delaware corporation ("Parent"), and Badger Acquisition Corp., a Wisconsin corporation and a wholly-owned subsidiary of Parent ("Acquisition Sub"), have proposed to enter into an Agreement and Plan of Merger (the "Merger Agreement") pursuant to which, among other things, Acquisition Sub will be merged into the Company, with the Company being the surviving corporation (the "Merger"), and each share of common stock, par value $.01 per share, of the Company outstanding immediately prior to the Effective Time (as defined in the Merger Agreement) (other than (i) shares held in treasury by the Company or owned by Parent or Acquisition Sub, which shares shall be cancelled pursuant to the terms of the Merger Agreement and (ii) shares owned by a subsidiary of the Company, which shares shall be converted into shares of the surviving corporation pursuant to the terms of the Merger Agreement), will be converted into the right to receive cash in an amount equal to $24.00 per share;

                  WHEREAS, the Company and the Rights Agent desire to amend the Rights Agreement to provide that neither Parent nor Acquisition Sub shall be deemed an Acquiring Person, no Distribution Date shall be deemed to occur, and no Rights will otherwise become exercisable as a result of the execution and delivery of the Merger Agreement, the public announcement of such execution and delivery or the consummation of the transactions contemplated by the Merger Agreement, including the Merger; and

                  WHEREAS, pursuant to its authority under Section 27 of the Rights Agreement, the Board of Directors of the Company has authorized and approved this Amendment to the Rights Agreement set forth herein as of the date hereof.

                  NOW THEREFORE, in consideration of the premises and the mutual agreements herein set forth in this Amendment, the parties hereby agree as follows:

                  1. The following is hereby added as a new Section 34 to the Rights Agreement:

                  "SECTION 34.      CERTAIN EXCEPTIONS.

                  Notwithstanding anything to the contrary contained herein, (i) none of Badger Retail Holding, Inc., a Delaware corporation ("Parent"), Badger




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         Acquisition Corp., a Wisconsin corporation ("Acquisition Sub"), nor any of their respective Affiliates or Associates shall become an Acquiring Person and (ii) no Distribution Date shall occur, in each case, as a result of the execution and delivery of the Agreement and Plan of Merger, dated as of April 7, 2005, by and among Parent, Acquisition Sub and the Company (as it may be amended from time to time, the "Merger Agreement"), the public announcement of such execution and delivery, the performance of the Merger Agreement, or the consummation of the Merger (as defined in the Merger Agreement) or the other transactions contemplated by the Merger Agreement."

                  2. Section 1(i) of the Rights Agreement is hereby amended by deleting the definition of "Final Expiration Date" and inserting the following new definition:

                  "(i) "Final Expiration Date" shall mean the earliest of (i) the close of business on September 23, 2007 and (ii) immediately prior to the Effective Time (as defined in the Merger Agreement)."

                  3. The first sentence of Section 6 of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

                  "Subject to the provisions of Section 14 hereof, at any time after the close of business on the Distribution Date and at or prior to the earlier of the Final Expiration Date or the close of business on the Redemption Date, any Right Certificate or Right Certificates (other than Right Certificates representing Rights that have become void pursuant to Section 11(a)(ii) hereof or that have been exchanged pursuant to Section 24 hereof) may be transferred, split up, combined or exchanged for another Right Certificate or other Right Certificates, entitling the registered holder to purchase a like number of one one-thousandths of a Preferred Share as the Right Certificate or Right Certificates surrendered then entitled such holder to purchase."

                  4. Section 7(a)(i) of the Rights Agreement is hereby amended and restated in its entirety to read as follows:

                  "(i) the Final Expiration Date,"

                  5. This Amendment shall be deemed to be a contract made under the laws of the State of Wisconsin and for all purposes shall be governed by and construed in accordance with the laws thereof applicable to contracts to be made and performed entirely within the State of Wisconsin.

                  6. This Amendment shall be deemed effective immediately prior to the execution and delivery of the Merger Agreement. Except as otherwise amended hereby, the Rights Agreement shall remain in full force and effect and shall be otherwise unaffected hereby.



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                  7. This Amendment may be executed in counterparts and each of such counterparts shall for all purposes be deemed to be an original, and both such counterparts shall together constitute but one and the same instrument.

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                  IN WITNESS WHEREOF, the parties hereto have caused this Second
Amendment to the Rights Agreement to be duly executed as of the day and year first above written.


                                           SHOPKO STORES, INC.


                                           By:       /s/ Steven R. Andrews
                                                    ----------------------------
                                                    Name: Steven R. Andrews
                                                    Title: Senior Vice President



                                           WELLS FARGO BANK, N.A.,
                                           as Rights Agent


                                           By:       /s/ John D. Baker
                                                    ----------------------------
                                                    Name: John D. Baker
                                                    Title: Vice President